Ford Details Commitment to Global Redesign – Reshaping Overseas Operations and Strengthening North America

- Ford reshaping company to lead the future of transportation and mobility
- Company strategy centers on high-growth product segments, electrified propulsion, autonomous vehicles, mobility services, operational fitness and high-performance culture
- Global wave of new products in fastest growing and most profitable segments, with more than 20 new Ford and Lincoln products in North America over the next 24 months
- Announces preliminary results for full-year 2018 earnings-per-share (EPS) of $0.92 and adjusted EPS of $1.30
- Declares first quarter regular dividend of $0.15 per share

DEARBORN, Mich., Jan. 16, 2019 – Ford Motor Company (NYSE: F) today highlighted its commitment to reinvent the future of mobility by transforming the company through operational fitness and allocating capital to high-growth and high-margin product segments and smart vehicles and services.

Presenting at the Deutsche Bank Global Auto Industry Conference in Detroit, the company also provided preliminary results for full-year 2018, provided high-level guidance for 2019 and highlighted areas of strategic momentum throughout the company.

"Over the last 19 months, we have worked to reshape and transform our company – sharpening our competitiveness, taking actions to improve our profitability and returns, and investing in our future. These actions support our drive to satisfy today's customers – and those of tomorrow," said Jim Hackett, president and CEO.

Jim Farley, president, Global Markets, shared details of the company's major global product wave, which focuses on trucks, commercial vehicles and SUVs.

"We are now beginning to see the results of our capital shift away from traditional sedans to trucks and SUVs with new utility nameplates globally, including Territory in China, Bronco, and a slightly smaller, yet-to-be named off-roader in North America," Farley said. "2018 was a growth year for F-Series, especially Super Duty in North America. Transit and Ranger are now in all global markets in high volume with great potential."

Farley also outlined actions the company is taking to reshape its regional businesses, including:

North America:

- In the next 24 months, Ford is refreshing 75 percent of its lineup, fortifying the company's successful truck franchise and renewing and expanding the range of SUVs
- Expedition and Navigator posting increases in share; conquesting from competition
- Increasing mix of SUVs, more in line with overall market

Europe

- #1 selling commercial vehicle brand in Europe
- Redesign to strengthen competitive position, improve profitability and returns
- More targeted vehicle lineup within three customer-focused business groups: Commercial vehicles, passenger vehicles and imports

China

- Creating a solid foundation for turnaround with right leadership and right products – including new Territory and Focus
- Intense focus to improve cost structure and improve relationships with partners, including dealer network
- Introducing more than 10 new Ford and Lincoln products in China this year and more than 30 by 2021

South America

- Remain committed to the region with an optimized footprint, targeted to Ford's strengths
- Focused on reducing structural costs and improving efficiency; administrative headcount reduced by 20 percent in 2018

"We are bolstering our portfolio to capture a healthy share of higher growth and higher profit segments and partnering where appropriate to improve profitability and returns," Farley said. "I'm very confident in our plan and our ability to execute."

Bob Shanks, chief financial officer, reported positive company operating results despite external challenges, including commodity costs, unfavorable exchange effects and policy changes. He also cited other factors, including a decline of business in China and higher warranty costs in North America.

"For 2019, we see the potential for year-over-year improvement in company revenue, EBIT and adjusted operating cash flow," Shanks said. "Our imperative to sustain an investment grade rating and a strong balance sheet remains the foundation of our business. For 2019, we expect to be able to fully fund our business needs, while maintaining cash and liquidity levels at or above our target levels."

For 2019, Shanks gave other high-level guidance, emphasizing the dynamic and challenging nature of the global external environment:

- Continued GDP growth globally and in major markets, with a deceleration in the rate of growth in the U.S., Europe and China
- Global industry sales volume expected to remain flat compared to 2018
- Commodity costs to remain at the present level through 2019
- Adjusted effective tax rate for 2019 to be in the low 20s – a full 10 percentage points higher than in 2018

2018 Preliminary Results*

For full-year 2018, the company is announcing preliminary EPS results of $0.92, and adjusted EPS of $1.30 – in line with the company's most recent guidance. The company ended the year with a strong balance sheet, with cash of $23.1 billion and liquidity of $34.2 billion.

2018 results also will include the impact of a non-cash pre-tax remeasurement loss of $877 million related to the year-end revaluation of global pension and other postretirement employee benefits (OPEB) plans, also known as pension mark-to-market adjustment. The loss was almost exclusively related to lower asset returns as a result of the deterioration in the financial markets at the end of the year. While the remeasurement generated a mark-to-market loss for accounting purposes, the company's funded pension plans remain fully funded as a result of the company's de-risking strategy.

2019 First Quarter Dividend

Ford's Board of Directors declared a first quarter regular dividend of $0.15 per share on the company's outstanding Class B and common stock. The first quarter regular dividend maintains the same level as the regular dividends paid in 2018. The first quarter regular dividend is payable on March 1 to shareholders of record at the close of business on Jan. 31. In 2018, we distributed $3.1 billion to shareholders and by year-end 2018, cumulative distributions to shareholders totaled $18.4 billion since the company's regular dividend was restored in 2012.

To access the presentation materials and a listen-only audio webcast, visit www.shareholder.ford.com.

*This release includes Ford's preliminary view of 2018 results. Ford's actual results could differ materially from the preliminary results included in this release. Ford will provide additional detail on 2018 results in its earnings presentation on January 23, 2019. Ford's Annual Report on Form 10-K, which will be filed in February, will include Ford's audited financial results.

Note: See table later in this release for reconciliation of the non-GAAP financial measure designated as "adjusted earnings per share" to "earnings per share," the most comparable financial measure calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted earnings per share is a non-GAAP financial measure because it excludes special items. The measure provides investors with useful information to evaluate the performance of Ford's business excluding items not indicative of the underlying run rate.

About Ford Motor Company
Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 200,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com.

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Karen Hampton 313.390.9080 khampto2@ford.com	Lynn Antipas Tyson 914.485.1150 fordir@ford.com	Karen Rocoff 313.621.0965 fixedinc@ford.com	1.800.555.5259 or 313.845.8540 stockinf@ford.com

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Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

- Ford's long-term competitiveness depends on the successful execution of fitness actions;
- Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event;
- Ford's new and existing products and mobility services are subject to market acceptance;
- Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;
- Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;
- Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results;
- With a global footprint, Ford's results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events;
- Ford's production, as well as Ford's suppliers' production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors;
- Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;
- Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;
- Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;
- Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;
- Safety, emissions, fuel economy, and other regulations affecting Ford may become more stringent;
- Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;
- Ford's receipt of government incentives could be subject to reduction, termination, or clawback;
- Operational systems, security systems, and vehicles could be affected by cyber incidents;
- Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;
- Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;
- Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and
- Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Preliminary Company Earnings Per Share Reconciliation to Adjusted Earnings Per Share

	4Q		FY	
	2017	2018	2017	2018
Diluted After-Tax Results (Mils)				
Diluted after-tax results (GAAP)	$ 2,520	$ (116)	$ 7,731	$ 3,677
Less: Impact of pre-tax and tax special items	971	(1,320)	608	(1,517)
Adjusted net income – diluted (Non-GAAP)	$ 1,549	$ 1,204	$ 7,123	$ 5,194
Basic and Diluted Shares (Mils)				
Basic shares (average shares outstanding)	3,973	3,970	3,975	3,974
Net dilutive options, unvested restricted stock units and restricted stock	27	27	23	24
Diluted shares	4,000	3,997	3,998	3,998
Earnings per share – diluted (GAAP)*	$ 0.63	$ (0.03)	$ 1.93	$ 0.92
Less: Net impact of adjustments	0.24	(0.33)	0.15	(0.38)
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.39	$ 0.30	$ 1.78	$ 1.30

* The 2018 fourth quarter calculation of Earnings Per Share - Diluted (GAAP) excludes the 27 million shares of net dilutive options, unvested restricted stock units and restricted stock due to their antidilutive effect